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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                 February 7, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             U. S. Trucking, Inc.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter





        Colorado                     33-9640-LA              68-0133692
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State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




     550 Long Point Road, Suite C, Mt. Pleasant, South Carolina, 29464
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         Address of Principal Executive Office, Including Zip Code



                              (843) 972-2055
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            Registrant's Telephone Number, Including Area Code






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ITEM 5.  OTHER EVENTS.

     On February 7, 2000, U.S. Trucking, Inc. (the "Company") completed the acquisitions of Checkmate Truck Brokerage, Inc. and Maverick Truck Brokerage, Inc., sister companies engaged in the freight brokerage business in Homestead and Ft. Myers, Florida, respectively. The acquisitions were effected through mergers with the Company's wholly owned acquisition subsidiary, Checkmate Acquisition Corp. The aggregate purchase price was 385,000 shares of Company common stock and $1.0 million cash (half of which was paid at closing). The Company used working capital to fund the cash portion of the purchase price. The purchase price is subject to reduction dollar for dollar to the extent the net worth of the combined companies was less than [$345,000] at the closing date and to the extent the combined companies' gross margins do not achieve certain levels in the first year of operations, subject to a specified limit. Any reduction due to a net worth deficiency will be deducted from a $500,000 payment due sellers after a Company audit. Any reduction due to the gross margin requirement will be made by the forfeiture of Company stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER    DESCRIPTION                                   LOCATION

 10.1     Merger Agreement and Plan of        Filed herewith electronically
          Reorganization dated February
          2, 2000, by and between U.S.
          Trucking, Inc., Checkmate
          Acquisition Corp., Tommy
          Chambers, Marylou Chambers and
          Timothy O'Bannon and Checkmate
          Truck Brokerage, Inc.

 10.2     Merger Agreement and Plan of        Filed herewith electronically
          Reorganization dated February
          2, 2000, by and between U.S.
          Trucking, Inc., Checkmate
          Acquisition Corp., Tommy
          Chambers, Timothy O'Bannon,
          Marylou Chambers and
          Sharion O'Bannon and Maverick
          Truck Brokerage, Inc.

 10.3     Price Adjustment Agreement          Filed herewith electronically


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  U.S. TRUCKING, INC.


Dated: February 22, 2000          By:/s/ Anthony Huff
                                     Anthony Huff, Chairman